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                                                                   EXHIBIT 10.22


                                 PROMISSORY NOTE

$____________                                                   _________, 2002

               FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to ______________________ ("Holder"), on demand, the principal sum of
_______________ Dollars ($_____), together with interest thereon from the date hereof at a rate of ten percent (10%) per annum. Any amount of principal or interest hereof which is not paid upon demand shall bear interest at the default rate of twelve percent (12%) per annum from the day when due until said principal or interest amount is paid in full.

               All interest shall be calculated on the basis of a year of 365 days, for the actual number of days (including the first day but excluding the last day) elapsed. Payments shall be made in funds current and available in Seattle, Washington, in lawful money of the United States of America, at such place as Holder may specify from time to time.

               This Note is secured by all of the assets of Maker, such security interest to be evidenced by a security agreement if requested by Holder, in a form mutually acceptable to the parties. If the Maker closes a convertible note financing in which the Holder or the equity owners of Holder participate, directly or indirectly, while this Note is outstanding, this Note will automatically convert into the securities sold in such financing on the terms of such financing.

               Maker agrees to pay all costs and expenses which Holder may incur by reason of any default, including without limitation reasonable attorneys' fees with respect to legal services relating to any default and to a determination of any rights or remedies of Holder under this Note or under any other instrument or document made by Maker with or in favor of Holder, and reasonable attorneys' fees relating to any actions or proceedings which Holder may institute or in which Holder may appear or participate and in any reviews of and appeals therefrom.

               Maker waives demand, presentment for payment, protest, notice of protest, and notice of nonpayment. Maker further agrees that any modification or extension of the terms of payment of this Note made by Holder shall not diminish or impair Maker's liability for the payment hereunder and that none of the terms or provisions hereof may be waived, altered, modified or amended except as Holder may consent thereto in a writing duly signed by Holder. Holder may delay or forgo enforcing any of its rights or remedies under this Note without losing them.

               This Note shall be governed by and construed according to the laws of the State of Washington. If a lawsuit is commenced in connection with this Note, venue for any such action shall lie in King County, Washington, and Maker agrees, upon Holder's request, to submit to the jurisdiction of the courts therein.

               ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

                                   BRIAZZ, Inc.


                                   By_________________________________

                                     Its________________________________